UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	000-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (0) 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, the Board of Directors (the “Board”) of Amarin Corporation plc (the “Company”), as part of the Board’s ongoing refreshment initiatives, appointed Erin Enright and Alfonso Zulueta to the Board. In accordance with the Company’s articles of association, Ms. Enright and Mr. Zulueta will serve until the Company’s 2022 annual general meeting of shareholders, when each will be a nominee for election to the Board by a vote of the Company’s shareholders. The Board also appointed Ms. Enright as a member, and chairperson, of the audit committee of the Board. The Board has not determined which, if any, committee or committees of the Board Mr. Zulueta will join.

Ms. Enright and Mr. Zulueta will each receive equity awards in connection with their initial appointments, annual equity awards for so long as they remain on the Board, and annual fees for their services on the Board and any applicable committees, in each case, in accordance with the Company’s non-employee director compensation policy, the material terms of which policy are disclosed under “Item 11. Executive Compensation—Director Compensation—Non-Employee Director Compensation” of Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission. The Company expects to enter into a deed of indemnity with each of Ms. Enright and Mr. Zulueta, in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Ms. Enright or Mr. Zulueta and any other person pursuant to which Ms. Enright or Mr. Zulueta was selected as a director. Neither Ms. Enright nor Mr. Zulueta is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 16, 2022, the Board also appointed Per Wold-Olsen, a member of the Board whose appointment was disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 10, 2022, as chairperson of the Board, succeeding Lars G. Ekman, M.D., Ph.D., and as a member, and chairperson, of the remuneration committee of the Board. Dr. Ekman will continue to serve on the Board.

In addition, on May 19, 2022, the Company announced that Joseph Zakrzewski and David Stack will retire from the Board, effective at the close of the Company’s 2022 annual general meeting of shareholders, which is currently expected to be held in late June. Neither decision to retire is due to any disagreement with the Company.

Item 7.01	Regulation FD Disclosure.

On May 19, 2022, the Company issued a press release announcing the Board refreshment initiatives described above. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01 and in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2022	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer